/C O R R E C T I O N -- ShengdaTech, Inc./

In the news release "ShengdaTech Receives NASDAQ Panel Decision and Announces Hiring of New Audit Firm", issued on 14-Jun-2011 by ShengdaTech, Inc. over PR Newswire, we are advised by the company that the release headline should read "ShengdaTech Receives NASDAQ Panel Decision and Announces Approval of New Audit Firm" rather than "ShengdaTech Receives NASDAQ Panel Decision and Announces Hiring of New Audit Firm" and the third paragraph should read "In furtherance of those goals, the Company is pleased to announce that on June 8, 2011 the Company's audit committee approved the engagement of Marcum Bernstein & Pinchuk ("MBP") as its independent registered public accounting firm. Such engagement is subject to satisfactory completion of MBP's new client acceptance procedures. The Company believes that MPB will provide valuable assistance in helping it to achieve the requisite level of reporting compliance in a proactive and diligent manner. Accordingly, the Company intends to become compliant with its reporting obligations as soon as practicable." rather than the third paragraph that was originally issued inadvertently. The complete, corrected release follows:

ShengdaTech Receives NASDAQ Panel Decision and Announces Approval of New Audit Firm

SHANGHAI, June 14, 2011 /PRNewswire-Asia-FirstCall/ -- ShengdaTech, Inc. ("ShengdaTech" or the "Company") (NASDAQ: SDTH), a leading manufacturer of nano-precipitated calcium carbonate in China, reported today that the Company has received a determination indicating that the NASDAQ Listing Qualifications Panel (the "Panel") has denied the Company's request for continued listing on NASDAQ and, accordingly, NASDAQ suspended trading of the Company's shares effective with the open of business, June 10, 2011 pending the formal delisting of the Company's securities from the exchange. As a result the Company's common stock commenced trading on the over-the-counter market at the opening of trading on June 10, 2011. The Company intends to appeal the Panel's determination to the NASDAQ Listing and Hearing Review Council.

The Company remains committed to executing on the compliance plan previously presented to NASDAQ. The special committee, with the support and cooperation of the Company, is focused on completing the investigation and audit process so that any concerns about the Company can be properly addressed and the Company can provide accurate and complete information to its shareholders and the investing public.

In furtherance of those goals, the Company is pleased to announce that on June 8, 2011 the Company's audit committee approved the engagement of Marcum Bernstein & Pinchuk ("MBP") as its independent registered public accounting firm. Such engagement is subject to satisfactory completion of MBP's new client acceptance procedures. The Company believes that MPB will provide valuable assistance in helping it to achieve the requisite level of reporting compliance in a proactive and diligent manner. Accordingly, the Company intends to become compliant with its reporting obligations as soon as practicable.

About ShengdaTech, Inc.

ShengdaTech is engaged in the business of manufacturing, marketing, and selling nano-precipitated calcium carbonate ("NPCC") products. The Company converts limestone into NPCC using its proprietary and patent-protected technology. NPCC products are increasingly used in tires, paper, paints, building materials, and other chemical products. In addition to its broad customer base in China, the Company currently exports to Singapore, Thailand, South Korea, Malaysia, India, Latvia and Italy.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995:

Certain statements in this press release constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. These statements can be identified by the use of forward-looking terminology such as "believe," "expect," "may," "will," "should," "project," "plan," "seek," "intend," or "anticipate" or the negative thereof or comparable terminology. Such statements typically involve risks and uncertainties and actual results could differ materially from the expectations reflected in such forward-looking statements as a result of a variety of factors, including the Company's decision to appeal the delisting determination from Nasdaq; the Company's ability to timely complete an internal investigation into discrepancies and unexplained issues from its former independent auditor; the ability of any new independent auditing firm to audit the Company's financial statements for the years ended December 31, 2010, 2009 and 2008; the Company's ability to file its Form 10-K for the year ended December 31, 2010 and Form 10-Q for the quarter ended March 31, 2011 within a reasonable period; and other information detailed from time to time in the Company's filings and future filings with the United States Securities and Exchange Commission. You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. The forward-looking statements made herein speak only as of the date of this press release and the Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the company's expectations.

Contact:
ShengdaTech, Inc.
Xiangzhi Chen
Tel: 86-21-58359979-8004
cxz@shengdatech.com
www.shengdatechinc.com